Exhibit 10.1

                                LETTER AGREEMENT

        This Letter Agreement (the "Agreement") dated July 27, 2006, is between Alfred "Ted" Curmi ("Curmi") and Incentra Solutions, Inc. ("Incentra"), who shall collectively be referred to as the "Parties".

                                    RECITALS

        WHEREAS, Curmi holds an arbitration award in his favor and against Incentra issued by Judge William Meyer of the Judicial Arbiter Group (the "Arbitrator") dated July 7, 2006 in the amount of $2,574,162.50 exclusive of interest subsequent to April 5, 2006 (the "Award").

        WHEREAS, Curmi claims entitlement under the Award to add to the Award his attorneys' fees, costs and expenses of $255,000 and, based on the terms of the Award, Incentra disputes this claim.

        WHEREAS, Curmi currently owns 1,135,580 shares of Incentra common stock ("Curmi Stock").

        WHEREAS, Curmi and Incentra are parties to a case captioned CURMI V. INCENTRA, Case Number 05CV7371, currently pending in District Court, City and County of Denver, Colorado (the "Lawsuit").

        WHEREAS, Curmi and Incentra are parties to a Promissory Note made by Incentra and held by Curmi dated February 18, 2005 (the "Note").

        WHEREAS, Curmi and Incentra are also parties to a Consulting Agreement dated February 18, 2005 (the "Consulting Agreement").

        WHEREAS, the Parties desire to enter into this Letter Agreement in order to provide 30 days during which Incentra can attempt to raise funds to pay Curmi in satisfaction of the Award.

        NOW THEREFORE, in consideration of the foregoing, the mutual promises set forth in this Letter Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT

1. PAYMENTS UPON EXECUTION OF AGREEMENT. Upon execution of this Letter Agreement, Incentra will make two payments to Curmi. First, Incentra will pay Curmi the sum of $255,000 by wire transfer in satisfaction of Curmi's claim for

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        his attorneys' fees and costs referred to in the Award. Incentra hereby stipulates to the reasonableness of these fees and costs and agrees that, immediately following execution of this Agreement, Curmi may file a stipulated motion with the Arbitrator to amend his Award to include $255,000 in fees and costs to date. Second, upon execution of this Letter Agreement, Incentra will make a second payment to Curmi in the sum of $250,000 by wire transfer toward satisfaction of the Award.

2. PAYMENT AND SATISFACTION OF AWARD. Immediately following execution of this Letter Agreement, Incentra will take steps to attempt to raise capital for the purpose of paying Curmi. Curmi will accept payment by Incentra to Curmi of the lump sum of $1,950,000, without interest, on or before 30 days following the execution of this Letter Agreement in full satisfaction of the Award. In the event that Incentra makes this payment within the 30-day time frame, Curmi shall permit Rothgerber Johnson & Lyons LLP to immediately upon payment, transfer all Curmi Stock to Incentra pursuant to the terms of Paragraph 4 below.

3. STANDSTILL. For 30 days from the date of execution of this Letter Agreement and the two payments provided for in Paragraph 1, Curmi shall:
        (a) keep the Award confidential; (b) not disclose the Award or its contents to any third parties; (c) not make any attempt to convert the Award to a judgment; and (d) shall not file any motion in the Lawsuit or in any other court or agency to confirm the Award, collect on the Award or otherwise convert it to an enforceable judgment. Nothing in this Paragraph shall prohibit Curmi from filing with the Arbtrator during this 30 day period a stipulated motion to add his attorneys' fees and costs to the Award as referenced in Paragraph 1. In the event that neither the payment provided in paragraph 2 nor a subsequent written agreement between the parties occurs, after 30 days from the date of this Agreement Curmi may pursue all of his rights and remedies under the Award, including but not limited to, immediately filing a motion to convert the Award to judgment and pursuing any and all collection remedies, and Incentra hereby waives any stay of execution on the judgment provided for under applicable law, including but not limited to Rule 62(a)of the Colorado Rules of Civil Procedure.

4. CURMI STOCK. Immediately upon execution of this Letter Agreement and receipt of the two payments provided for in Paragraph 1, Curmi shall place the original stock certificates representing the Curmi Stock as well as executed appropriate stock transfer documents in trust with Rothgerber Johnson & Lyons LLP. In the event that Incentra does not consummate payment pursuant to paragraph 2 above, then Rothgerber Johnson & Lyons LLP shall immediately return the Curmi Stock to Curmi. In the event that Incentra does consummate payment pursuant to paragraph 2 above, then Rothgerber Johnson & Lyons LLP shall transfer the Curmi Stock and the executed appropriate stock transfer documents to Incentra.

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5.      RELEASE. Upon full payment as set forth in paragraph 2 above Curmi will provide Incentra with the fully executed Release, a copy of which is attached hereto as Exhibit A.

6. DISMISSAL OF LAWSUIT. Upon full payment as set forth in paragraph 2 above, the Parties shall file with the Denver County District Court the Stipulation for Dismissal with Prejudice of the Lawsuit attached hereto as Exhibit B.

7. CONFIDENTIALITY. Curmi agrees that for 30 days the terms of this Letter Agreement and the Award and its contents shall remain confidential and shall not be disclosed, directly or indirectly, to any third party for any reason at any time. Upon full payment as set forth in paragraph 2 above Curmi will provide Incentra with the fully executed Confidentiality and Non-Disparagement Agreement, a copy of which is attached hereto as Exhibit C.

8. PUBLIC STATEMENTS AND DISCLOSURES. Incentra may make public statements regarding this Letter Agreement, including but not limited to, public securities filings, press releases, or other disclosures to attorneys, accountants, auditors, financial institutions, directors, officers, employees, insurers, or as otherwise required by law. Curmi has not reviewed or participated in any way in drafting those public statements and disclosures and is not responsible for their content.

9. AUTHORITY AND NONASSIGNMENT. The Parties warrant and represent that each signatory hereto has authority to enter into this Agreement and to bind their respective entity, and that no Party has transferred, sold, assigned, or hypothecated any part of their respective claims, actions, demands and/or causes of action, if any. The Parties warrant and agree that each will sign or execute any document that is necessary to complete the obligations as set forth within this Letter Agreement.

10. CONSULTING AGREEMENT. Nothing in this Letter Agreement shall affect, discharge, or relieve Incentra of its obligation to continue to make payments to Curmi in accordance with the terms of the Consulting Agreement. The parties agree that Incentra will continue to make payments to Curmi under the Consulting Agreement regardless of this Letter Agreement or any payments made pursuant to Paragraphs 1 or 2.

11. NONRELIANCE. Each Party understands and agrees that it assumes all risk that the facts or law may be, or become, different than the facts or law as believed by the Party at the time it executes this Agreement. The Parties acknowledge that their adversary relationship precludes any affirmative obligation of disclosure, and expressly disclaim all reliance upon information supplied or concealed by any adverse Party or its counsel in connection with the negotiation and/or execution of this Agreement.

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12.     ADDITIONAL WARRANTY AND ACKNOWLEDGMENT. The Parties warrant and represent that they have been offered no promise or inducement except as expressly provided in this Standstill Agreement, and that this Agreement is not in violation of or in conflict with any other Agreement of any of the Parties.

13. SURVIVAL OF COVENANTS AND WARRANTIES. All covenants and warranties contained in this Agreement are contractual and shall survive the closing of this Agreement.

14.     MISCELLANEOUS.

        A. SUCCESSORS AND ASSIGNS. This Agreement shall be binding in all respects upon, and shall inure to the benefit of, the Parties' successors and assigns.

        B. INTEGRATION. This Agreement constitutes the entire agreement of the Parties and a complete merger of prior negotiations and agreements regarding enforcement and collection of the Award.

        C. DISPUTE. In the event of any action relating to or arising out of this Standstill Agreement, the Party substantially prevailing shall recover from the other Party all attorneys' fees, costs and litigation expenses.

        D. COUNTERPARTS AND TELECOPIES. This Agreement may be executed in counterparts, and by copies transmitted by telecopy, all of which shall be given the same force and effect as the original.

                                        INCENTRA SOLUTIONS, INC.


                                        By: /s/ Matthew G. Richman
                                           -------------------------------------


                                        Date:   JULY 28, 2006
                                             -----------------------------------




                                        Dated: July 27, 2006


                                            /s/ Alfred Curmi
                                        ----------------------------------------
                                        ALFRED 'TED' CURMI


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